EXHIBIT 3.3

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                                RHD CORPORATION
                                     INTO
                       THE DUN & BRADSTREET CORPORATION
                   (PURSUANT TO Section  253 OF THE GENERAL
                         CORPORATION LAW OF DELAWARE)


               The Dun & Bradstreet Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

               FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

               SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of RHD Corporation, a Delaware corporation.

               THIRD: That the Corporation by the following resolutions of its Board of Directors, duly adopted on the third day of June, 1998, determined to merge into itself RHD Corporation (the "Merger") on the conditions set forth in such resolutions:

                  RESOLVED:  That The Dun & Bradstreet Corporation merge into itself its subsidiary, RHD Corporation, and assume all of said subsidiary's liabilities and obligations; and

                  FURTHER RESOLVED:  That upon the filing of the certificate of ownership and merger contemplated by these resolutions, and effective at the time specified in such certificate, the name of the Corporation shall be changed to R.H. Donnelley Corporation; and

                  FURTHER RESOLVED:  That the President and the Secretary of
            this Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said RHD Corporation into this corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof to the Office of the Recorder of Deeds of New Castle County.

               FOURTH: that the Merger shall be effective at 5:30 p.m., Eastern Standard Time, on June 30, 1998.

               IN WITNESS WHEREOF, said The Dun & Bradstreet Corporation caused its corporate seal to be affixed and this certificate to be signed by Mitchell C. Sussis, its authorized officer, this 29th day of June, 1998.


                                          ------------------------------
                                          BY:  Mitchell C. Sussis
                                               Secretary

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                       THE DUN & BRADSTREET CORPORATION


            The name of the corporation is The Dun & Bradstreet Corporation (the "corporation"). The corporation was originally incorporated under the name of DUN & BRADSTREET COMPANIES, INC.; the original Certificate of Incorporation was filed with the Secretary of State of Delaware on February 6, 1973. The following Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

                  "FIRST:  The name of the corporation is The Dun & Bradstreet
            Corporation.

                  SECOND:  The registered office of the corporation in the
            State of Delaware is located at No. 1209 Orange Street, in the City of Wilmington, County of New Castle; and the name of its registered agent at such address is The Corporation Trust Company.

                  THIRD:  The purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and without limiting the foregoing to hold the securities of other corporations and to gather, interpret, publish and/or communicate information of all kinds, and to develop, produce, manufacture, buy, sell and generally deal in products, goods, wares, merchandise and services of all kinds.

                  FOURTH:  (1) The total number of shares of stock which the corporation shall have authority to issue is 400,000,000 shares of common stock, par value $1 per share, and 10,000,000 shares of preferred stock, par value $1 per share.

                  (2) (a) Shares of preferred stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such series from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.

                  (b) Each series of preferred stock


                      (i)  may have such number of shares;

                     (ii) may have such voting powers, full or limited, or may
                  be without voting powers;

                    (iii) may be subject to redemption at such time or times
                  and at such prices;

                     (iv) may be entitled to receive dividends (which may be
                  cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

                      (v) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation;

                     (vi) may be made convertible into, or exchangeable for,
                  shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange, and with such adjustments;

                    (vii) may be entitled to the benefit of a sinking fund or
                  purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                   (viii) may be entitled to the benefit of conditions and
                  restrictions upon the creation of indebtedness of the corporation of any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the corporation or any subsidiary of any outstanding stock of the corporation; and

                     (ix) may have such other relative, participating,
                  optional or other special rights and qualifications, limitations or restrictions thereof;

            all as shall be stated in said resolution or resolutions providing for the issue of such preferred stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of preferred stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

                  (c) Shares of any series of preferred stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of preferred stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of preferred stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of preferred stock and to any filing required by law.

                  (3) (a)  Except as otherwise provided by law or by the
            resolution or resolutions of the Board of Directors providing for the issue of any series of the preferred stock, the common stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the common stock being entitled to one vote for each share held.

                  (b) Subject to all of the rights of the preferred stock or any series thereof, the holders of the common stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                  (c) Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, and after the holders of the preferred stock or each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the common stock in accordance with their respective rights and interests, to the exclusion of the holders of the preferred stock.

                  (4) No holder of shares of stock of the corporation of any class now or hereafter authorized shall be entitled as such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into stock of any class whatsoever, whether nor or hereafter authorized, or whether issued for cash or otherwise.

                  FIFTH:  The business of the corporation shall be managed by the Board of Directors except as otherwise provided by law.

                  None of the directors need be a stockholder of the
            corporation or a resident of the State of Delaware.

                  Subject to any limitations that may be imposed by the
            stockholders, the Board of Directors may make by-laws and from time to time may alter, amend or repeal any by-laws, but any by-laws made by the Board of Directors or the stockholders may be altered, amended or repealed by the stockholders at any annual meeting or at any special meeting, provided that notice of such proposed alteration, amendment or repeal is included in the notice of such meeting.

                  A director of the corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the corporation either as vendor, purchaser or otherwise, nor in the absence of fraud, shall any transaction or contract of the corporation be void or voidable or affected by reason of the fact that any director or any firm of which any director is a member, or any corporation of which the director is an officer, director or stockholder, is in any way interested in such transaction or contract, provided that, at the meeting of the Board of Directors or of a committee thereof having authority in the premises to authorize or confirm said contract or transaction, the interest of such director, firm, or corporation therein and the material facts with respect thereto are disclosed or known, and there shall be present a quorum of directors or of the directors constituting such committee not so interested or connected, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall such contract or transaction be void or voidable or affected by reason of the fact that the vote of such director or directors, who have or may have interests therein which are or might be adverse to the interests of the corporation, shall have been necessary to obligate the corporation upon such contract or transaction, nor shall any director or directors having such adverse interest be liable to the corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of any such contract or transaction nor shall any such director or directors be accountable for any gains or profits realized thereon; always provided, however, that such contract or transaction shall, at the time it was entered into, have been a reasonable one to have been entered into and shall have been upon terms that at the time were fair.

                  Any contract, transaction or act of the corporation or of the
            Board of Directors or of the Executive Committee which shall be ratified by a majority vote of the stockholders of the corporation having voting power present at any annual meeting or any special meeting called for such purpose and to whom the material facts with respect thereto are disclosed or known, shall be as valid and as binding as though ratified by every stockholder of the corporation, provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers, of their right to proceed with such contract, transaction or action. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

                  No more than one-fourth of the corporation's issued capital stock shall be owned of record or voted by aliens or their representatives or by a foreign corporation or representative thereof or by any corporation organized under the laws of a foreign country. The corporation shall not be owned or controlled directly or indirectly by any other corporation of which any officer or more than one-fourth of the directors are aliens, or of which more than one-fourth of the capital stock is owned of record or voted by aliens, their representatives, or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country. The By-Laws of the corporation may contain provisions to implement this provision and to avoid the prohibition of Section 310(a) of the Federal Communications Act as now in effect or as it may hereafter from time to time be amended.

                  SIXTH:  (1) The corporation shall indemnify, to the full
            extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, sit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact he is or was a director or officer of the corporation. The corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this Article SIXTH shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article SIXTH or otherwise.

                  (2) A director of the corporation shall have no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, to the full extent that such liability may be eliminated under the Delaware General Corporation Law as in effect from time to time.

                  SEVENTH:  The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1984 annual meeting of stockholders, four Class I directors shall be elected for a one-year term and five Class II directors for a two-year term and five Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1985, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this certificate of incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SEVENTH unless expressly provided by such terms.

                  EIGHTH:  No action shall be taken by stockholders of the
            corporation except at an annual or special meeting of stockholders of the corporation."

            This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with the provisions of Section 245 of the General Corporation Law of Delaware.

            IN WITNESS WHEREOF, THE DUN & BRADSTREET CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by CHARLES W. MORITZ, its Chairman of the Board and Chief Executive Officer, and attested by WILLIAM H. BUCHANAN, JR., its Vice President and Secretary, this 15th day of June, 1988.


                                              THE DUN & BRADSTREET
                                                 CORPORATION

[Corporate Seal]

                                              By ___________________________
                                                 Chairman of the Board

Attest:


---------------------------
       Secretary


State of New York   )
County of New York  )ss.:

            BE IT REMEMBERED that on this 15th day of June, 1998, personally came before me a Notary Public in and for the County and State aforesaid, CHARLES W. MORITZ, Chairman of the Board of THE DUN & BRADSTREET CORPORATION, a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and that the facts stated herein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

            IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                          _________________________
                                                Notary Public
[Notarial Seal]